Exhibit 99.25

THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

SECURITIES PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT is dated as of May 28, 2004 (this “Amendment”), by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Company”), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the “Purchaser”).

R E C I T A L S

A. The Company and the Purchaser are parties to that certain Third Amended and Restated Securities Purchase Agreement dated as of January 29, 2004, as amended by a March 25 Amendment to Securities Purchase Agreement dated as of March 25, 2004, and a Consent and First Amendment to Third Amended and Restated Securities Purchase Agreement dated as of April 2, 2004 (as so amended, the “Securities Purchase Agreement”), pursuant to which, among other things, the parties amended and restated the Second Amended and Restated Securities Purchase Agreement, all on the terms and subject to the conditions set forth therein and in the Related Agreements. Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement. In addition, all rules of construction set forth in Sections 1.2 through 1.6 of the Securities Purchase Agreement are hereby incorporated herein by this reference.

B. The Purchaser has agreed to make an additional $15,000,000 investment in the Company in the form of debt. Accordingly, the Company has agreed to issue and sell to the Purchaser, and the Purchaser has agreed to purchaser from the Company, the Term E Note (as defined below), all on the terms and subject to the conditions set forth herein.

C. In connection with the foregoing, the parties also wish to amend further the Securities Purchase Agreement and certain Related Agreements as provided herein.

D. The Company has advised the Purchaser that it intends to pay to Stanwich on June 1, 2004, the amounts described in Sections 8.6(i) and (ii) of the Securities Purchase Agreement, subject to the terms and conditions set forth therein and in a Consent to Receipt of Certain Subordinated Payments (Stanwich Financial Services Corp.) dated January 29, 2004, between the Purchaser and Stanwich (and acknowledged by the Company), and that the Stanwich Payment Conditions have been, or will be prior to making such payments, fully satisfied.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Term E Note.

(a) Authorization. The Company has duly authorized the issuance, sale and delivery of a 11.75% Secured Senior Note Due 2006 in the principal face amount of $15,000,000, in substantially the form attached as Exhibit A hereto (the “Term E Note”). The Indebtedness evidenced by the Term E Note, including the payment of principal, premium, if any, and interest thereon, shall constitute Senior Indebtedness of the Company and shall rank pari passu in right of payment and rights upon liquidation with all other Senior Indebtedness of the Company, including all Indebtedness evidenced by the Term B Note and the Term D Note.

(b) Purchase of Term E Note. Subject to the terms and conditions contained herein, and in reliance upon the representations, warranties, covenants and agreements contained herein, on the Third Amendment Date of Effectiveness (as defined below), the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the Term E Note. The aggregate purchase price to be paid by the Purchaser for the Term E Note shall be $15,000,000 (the “Term E Note Purchase Price”), payable in accordance with Section 1(c).

(c) Closing. The closing of the issuance, sale and delivery of the Term E Note and the other transactions contemplated by this Amendment shall take place at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, on the Third Amendment Date of Effectiveness. At the closing, the Company shall deliver to the Purchaser the Term E Note, duly executed by the Company, against delivery by the Purchaser of the Term E Note Purchase Price (net of amounts permitted to be withheld pursuant to Sections 4(a)(vii) by wire transfer in immediately available funds to such bank as the Company may request in writing (which request shall be made in writing at least one (1) Business Day prior to the Third Amendment Date of Effectiveness) for credit to an account designated by the Company in such request.

(d) Use of Proceeds. The proceeds to be received by the Company from the issuance and sale of the Term E Note hereunder shall be used solely for the purpose of purchasing and carrying motor vehicle installment contracts.

2. Amendments to Securities Purchase Agreement. Effective on and as of the Third Amendment Date of Effectiveness, pursuant to Section 11.1 of the Securities Purchase Agreement, the Securities Purchase Agreement shall be amended as follows:

(a) Section 1.1 of the Securities Purchase Agreement shall be amended by adding the following new definitions to Section 1.1 in alphabetical order:

“‘Second Amendment’ shall mean that certain Consent and First Amendment to Third Amended and Restated Securities Purchase Agreement dated as of April 2, 2004, as amended from time to time.”

“‘Second Amendment Effective Date’ shall mean the ‘First Amendment Effective Date’ as defined in the Second Amendment.”

“‘Term E Note’ shall mean a 11.75% Secured Senior Note Due 2006 in the principal amount of $15,000,000, in substantially the form attached as Exhibit A to the Third Amendment.”

“‘Third Amendment’ shall mean that certain Third Amendment to Third Amended and Restated Securities Purchase Agreement dated as of May 28, 2004, as amended from time to time.”

“‘Third Amendment Date of Effectiveness’ shall have the meaning set forth in the Third Amendment.”

(b) Section 1.1 of the Securities Purchase Agreement shall be further amended by amending the following existing definitions to read in their entirety as follows, respectively:

“‘First Amendment’ shall mean that certain March 25 Amendment to Securities Purchase Agreement dated as of March 25, 2004, as amended from time to time.”

“‘Intellectual Property Security Agreement (MFN)’ shall mean that certain Intellectual Property Security Agreement (MFN) dated as of March 22, 2002, between the “Grantors” (as defined therein) and the Purchaser, as supplemented by a Joinder Agreement dated as of April 4, 2003, a Joinder Agreement dated as of May 20, 2003, and a Joinder Agreement dated as of April 2, 2004, as amended from time to time.”

“‘Notes’ shall mean, collectively, the Term B Note, the Bridge Note, the Term C Note, the Term D Note, the Term E Note and any other promissory note or notes purchased or otherwise acquired by the Purchaser from the Company, in each case as amended from time to time, and shall also include, where applicable, any additional note or notes issued by the Company in connection with any Assignments thereof. The term ‘Note’ shall refer to any of the foregoing individually, as applicable.”

“‘Pledge Agreement’ shall mean that certain Stock Pledge and Control Agreement dated as of March 8, 2002, by and between the Company and the Purchaser, as amended by an Amendment to Stock Pledge and Control Agreement effective as of March 8, 2002, as amended by a Second Amendment to Stock Pledge and Control Agreement effective as of August 21, 2002, as amended by a Third Amendment to Stock Pledge and Control Agreement effective as of April 4, 2003, as amended by a Fourth Amendment to Stock Pledge and Control Agreement effective as of May 20, 2003, as amended by a Fifth Amendment to Stock Pledge and Control Agreement dated as of January 29, 2004, a Sixth Amendment to Stock Pledge and Control Agreement dated as of April 2, 2004, and as further amended from time to time.”

“‘Pledge Agreement (MFN)’ shall mean that certain Stock Pledge and Control Agreement (MFN) dated as of March 22, 2002, by and between the “Pledgors” (as defined therein) and the Purchaser, as amended by a First Amendment to Stock Pledge and Control Agreement (MFN) dated as of May 20, 2003, a Second Amendment to Stock Pledge and Control Agreement (MFN) effective as of April 2, 2004, and as further amended from time to time.”

“‘Related Agreements’ shall mean, collectively, the Prior LLCP Documents, the Notes, the Option Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Investor Rights Agreement, the Subsidiary Guaranty, the Collateral Documents, the Stanwich-Related Agreements, the BT Indemnity Side Letter, the side letter dated March 8, 2002, with respect to the Pardee Matter (as defined therein), the CPS A.R.T. 2001-A Class B Certificate Pledge Documents, consent letters, side letters, joinder agreements, acknowledgments and confirmations, waivers, all documents executed or delivered in connection with the Transaction (as defined in the Second Amendment) and any and all other agreements, instruments, certificates, letters and documents executed or delivered in connection herewith or therewith or contemplated hereby and thereby, in each case as amended from time to time.”

“‘Security Agreement’ shall mean that certain Second Amended and Restated Security Agreement dated as of January 29, 2004, by and between the Company and the Purchaser (which amends and restates that certain Amended and Restated Security Agreement dated as of March 8, 2002, by and between the Company and the Purchaser), as amended by a First Amendment to Second Amended and Restated Security Agreement dated as of May 28, 2004, as further amended from time to time.”

“‘Security Agreement (MFN)’ shall mean that certain Amended and Restated Security Agreement (MFN) dated as of January 29, 2004, between the “Grantors” (as defined therein) and the Purchaser (which amends and restates that certain Security Agreement (MFN) dated as of March 22, 2002, between the “Grantors” (as defined therein) and the Purchaser, as supplemented by a Joinder Agreement dated as of April 4, 2003, and by a Joinder Agreement dated as of May 20, 2003), as supplemented by a Joinder Agreement dated as of April 2, 2004, as amended by a First Amendment to Amended and Restated Security Agreement (MFN) dated as of May 28, 2004, and as amended further from time to time.”

“‘Subsidiary Guaranty’ or ‘Guaranty’ shall mean that certain Amended and Restated Joint and Several General and Continuing Guaranty dated as of March 8, 2002, duly executed by the Subsidiary Guarantors in favor of the Purchaser, as supplemented by a Joinder Agreement dated as of March 22, 2002, a Joinder Agreement dated as of April 4, 2003, a Joinder Agreement dated as of May 20, 2003, and a Joinder Agreement dated as of April 2, 2004, as amended from time to time.”

“Third Amended and Restated Effective Date” shall have the meaning set forth in Section 2.3. When used herein, the term “Third Amendment Effective Date” shall also mean the Third Amended and Restated Effective Date.

(c) Section 1.1 of the Securities Purchase Agreement shall be further amended by deleting the definition of “First Amendment Effective Date” in its entirety.

(d) Clause (e) of Section 3.10 (Financial Statements; Disclosure) of the Securities Purchase Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

“(e) Schedule 3.10(e) sets forth a true, correct and complete copy of a consolidated balance sheet of the Company and its Subsidiaries as of April 30, 2004, as adjusted to give pro forma effect to the consummation of the transactions contemplated by the Third Amendment as if such transactions had occurred on such date (the “Pro Forma Closing Balance Sheet”), together with footnotes describing the pro forma adjustments and the assumptions underlying the Pro Forma Closing Balance Sheet. The Pro Forma Closing Balance Sheet presents fully and fairly in all material respects the pro forma consolidated financial position of the Company and its Subsidiaries as of April 30, 2004, and properly gives effect to the application of the pro forma adjustments described therein and contemplated herein. All assumptions underlying the Pro Forma Closing Balance Sheet were made in good faith and are reasonable under the circumstances.”

3. Amendments to Disclosure Schedules. Effective on and as of the Third Amendment Date of Effectiveness, pursuant to Section 11.1 of the Securities Purchase Agreement, each of the Disclosure Schedules to the Securities Purchase Agreement shall be amended by the corresponding Disclosure Schedule attached to Exhibit B (it being understood that such corresponding Disclosure Schedules shall update the existing Disclosure Schedules through the Third Amendment Date of Effectiveness).

4. Closing; Conditions Precedent.

(a) Conditions to Purchaser’s Obligations. The obligations of the Purchaser to purchase the Term E Note, and the effectiveness of the amendments set forth in Sections 2 and 3, shall be subject to the satisfaction, in the Purchaser’s sole discretion, of each of the following conditions precedent (the date upon which the last of such conditions precedent to be so satisfied shall be referred to herein as the “Third Amendment Date of Effectiveness”):

(i) Effective Date. The last of the conditions precedent set forth in this Section 4(a) to be satisfied shall be satisfied not later than 1:00 p.m. (Los Angeles time) on Friday, May 28, 2004.

(ii) Representations and Warranties. The Purchaser shall have received an Officers’ Certificate, in form and substance satisfactory to the Purchaser, dated as of the Third Amendment Date of Effectiveness and duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company.

(iii) No Legal Prohibitions. The consummation of the transactions contemplated by this Amendment (including the purchase by the Purchaser of the Term E Note) shall not be prohibited by or violate any Applicable Laws and shall not subject any party to any Tax, penalty or liability, under or pursuant to any Applicable Laws. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereby shall otherwise comply with all applicable requirements of federal securities and state securities or “blue sky” laws.

(iv) Certain Amendment Documents. The Purchaser shall have received the following documents, in form and substance satisfactory to the Purchaser (collectively, together with this Amendment, the “Amendment Documents”):

(A) Term E Note. The Term E Note, dated the Third Amendment Date of Effectiveness, duly executed by the Company and acknowledged and consented to by the Subsidiary Guarantors;

(B) Amendment to Security Agreement. A First Amendment to Second Amended and Restated Security Agreement, dated as of the Third Amendment Date of Effectiveness, duly executed by the Company;

(C) Amendment to Security Agreement (MFN). A First Amendment to Amended and Restated Security Agreement (MFN), dated as of the Third Amendment Date of Effectiveness, duly executed by each of the Grantors (as defined therein) and the Company;

(D) Side Letter Agreement Re: Deposit Accounts. A side letter agreement, dated as of the Third Amendment Date of Effectiveness, duly executed by the Company, with respect to certain deposit, securities and similar accounts listed on updated Schedule 3.34 (Depository Accounts; Control Agreements) that are not currently subject to Control Agreements;

(E) Written Instructions Re: MFC. A Direction to Comply with Instructions, duly executed by each of the members of Mercury Finance Company and by Mercury Finance Company; and

(F) Poole. A Conversion Notice, duly executed by Poole, with respect to the conversion of the Poole Replacement Note into shares of Common Stock pursuant to the terms of such Note.

(v) Opinions of Counsel. The Purchaser shall have received (A) an opinion letter of Andrews & Kurth LLP, special counsel to the Company, dated the Third Amendment Date of Effectiveness and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel, and (B) an opinion letter of Mark A. Creatura, Esq., General Counsel to the Company, dated the Third Amendment Date of Effectiveness and addressed to the Purchaser, in form and substance satisfactory to the Purchaser and its legal counsel.

(vi) Certified Board Resolutions. The Purchaser shall have received a Secretary’s Certificate from the Company and each Subsidiary Guarantor, in form and substance satisfactory to the Purchaser and dated as of the Third Amendment Date of Effectiveness, duly executed by the Secretary of the Company or such Subsidiary Guarantor, as the case may be, certifying as to, among other things, (i) resolutions of the Board of Directors of the Company or such Subsidiary Guarantor, as the case may be, approving the execution and delivery of this Amendment and the Related Agreements to which it is a party, the issuance, sale and delivery of the Term E Note and the consummation of the other transactions contemplated by this Amendment, and (ii) the incumbency of the officers signing this Amendment and the other Amendment Documents on behalf of the Company and the Subsidiary Guarantors.

(vii) Fees and Expenses. The Company shall have reimbursed the Purchaser for all actual and estimated fees, costs and expenses, including attorneys’ fees and expenses, expended or incurred by the Purchaser in connection with the negotiation, preparation, execution and performance of this Amendment, that remain unreimbursed (provided that such fees, costs and expenses may be withheld by the Purchaser from the payment of the Term E Note Purchase Price and, at the direction of the Purchaser, the Company shall pay directly to the Purchaser’s third party service providers all such costs and expenses incurred by the Purchaser).

(viii) No Material Adverse Change. Since December 31, 2003, there shall not have occurred any Material Adverse Change.

(ix) Solvency Certificate. The Purchaser shall have received a Solvency Certificate, in form and substance satisfactory to the Purchaser and dated as of the Third Amendment Date of Effectiveness, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company.

(x) Certified Financial Projections. The Company shall have delivered to the Purchaser projected financial information, including projected annual balance sheets, income statements and statements of cash flows of the Company and its Subsidiaries, prepared on a consolidated basis in accordance with GAAP, for the four (4)-year period ending December 31, 2007, together with a list of the key assumptions underlying such projections, all accompanied by an Officers’ Certificate, in form and substance satisfactory to the Purchaser and dated as of the Third Amendment Date of Effectiveness, duly executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company.

(xi) Insurance Certificates. The Purchaser shall have received certificates of insurance with respect to the insurance policies required to be maintained by the Company and its Subsidiaries pursuant to Section 7.6 of the Securities Purchase Agreement (including the directors and officers liability insurance and the key man life insurance policy on the life of Charles E. Bradley, Jr.), together with additional insured and lender’s loss payable endorsements in favor of the Purchaser, all in form and substance satisfactory to the Purchaser.

(xii) Good Standing Certificates. The Purchaser shall have received a good standing certificate of the Company and each Subsidiary issued by the Secretary of State of its state or jurisdiction of incorporation or organization and a good standing tax certificate, issued by the Franchise Tax Board (if incorporated or organized under the laws of the State of California) or, if available, by a similar state taxing authority (if incorporated or organized in any other state or other jurisdiction), in each case dated as of a recent practicable date prior to the Third Amendment Date of Effectiveness.

(xiii) [Intentionally Omitted].

(xiv) Corporate Proceedings. All proceedings taken prior to or at the closing in connection with the issuance, sale and delivery of the Term E Note and the consummation of the other transactions contemplated hereby, and all papers and other documents relating thereto, shall be in form and substance satisfactory to the Purchaser and its legal counsel, and the Purchaser shall have received copies of such documents and papers, all in form and substance satisfactory to the Purchaser and its counsel, all such documents, where appropriate, to be counterpart originals and/or certified by proper authorities, corporate officials and other Persons.

(b) Conditions to Company’s Obligations. The obligations of the Company to issue and sell the Term E Note to the Purchaser, and the effectiveness of the amendments set forth in Sections 2 and 3, shall be subject to the satisfaction of each of the following conditions precedent:

(i) Representations and Warranties. The representations and warranties of the Purchaser contained in Section 6 of this Amendment shall be true and correct in all material respects on and as of the Third Amendment Date of Effectiveness.

(ii) Term E Note Purchase Price. The Purchaser shall have delivered to the Company the Term E Note Purchase Price, less the fees, costs and expenses to be reimbursed by the Company under Section 4(a)(vii).

5. Representations and Warranties of the Company. In order to induce the Purchaser to purchase the Term E Note and amend further the Securities Purchase Agreement as provided for herein, the Company represents and warrants to the Purchaser as follows:

(a) Authorization; Binding Effect. The Company and each Subsidiary Guarantor has the requisite power and authority to enter into, deliver and perform its obligations under this Amendment and the other Amendment Documents to which it is a party (or which it has consented to or acknowledged) and to consummate the transactions contemplated hereby and thereby. The Company has the requisite power and authority to issue, sell, deliver and perform its obligations under the Term E Note. The execution, delivery and performance by the Company and the Subsidiary Guarantors of this Amendment and each other Amendment Documents to which it is a party (or which it has consented to or acknowledged), the issuance, sale and delivery of the Term E Note and the consummation of the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and the Subsidiary Guarantors, as applicable. This Amendment has been duly executed and delivered by the Company and the Subsidiary Guarantors (or consented to or acknowledged by the Subsidiary Guarantors) and, on the Third Amendment Date of Effectiveness, the Term E Note and each of the other Amendment Documents to which it is a party will be duly executed and delivered by the Company and the Subsidiary Guarantors (or duly consented to or acknowledged by the Subsidiary Guarantors). This Amendment is, and on the Third Amendment Date of Effectiveness the Term E Note and the other Amendment Documents will be, the legal, valid and binding obligations of the Company and each Subsidiary Guarantor (to the extent it is a party thereto), enforceable against the Company and each such Subsidiary Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and except as rights of indemnity or contribution may be limited by federal or state securities or other laws or the public policy underlying such laws.

(b) No Conflict. The execution, delivery and performance by the Company and the Subsidiary Guarantors of this Amendment, the Term E Note and the other Amendment Documents, the issuance, sale and delivery of the Term E Note and the consummation of the other transactions contemplated hereby and thereby will not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of the Company or any of its Subsidiaries, as in effect on the date hereof; (ii) any Applicable Laws; or (iii) any term of any Material Contract (including any Securitization Transaction Document and any Stanwich-Related Agreement), indenture, note, mortgage, instrument or other agreement to which the Company or any of its Subsidiaries is a party or by which any of its or their properties or assets are bound.

(c) Rank; Obligations. Each of the Term B Note and the Term D Note remains in full force and effect unamended hereby. The Indebtedness evidenced by the Term B Note and the Term D Note constitutes Senior Indebtedness and “Senior Indebtedness” (as such term is defined in the RISRS Indenture and the Stanwich Debt Documents). Immediately following the closing, the Indebtedness evidenced by the Term E

Note will also constitute Senior Indebtedness and “Senior Indebtedness” (as such term is defined in the RISRS Indenture and the Stanwich Debt Documents), and there will be no agreement, indenture, instrument or other document to which the Company or any of its Subsidiaries is a party or by which it or they are bound that requires the subordination in right of payment or rights upon liquidation of any Obligations to Purchaser (including Indebtedness under the Term B Note, the Term D Note or the Term E Note) to the repayment of any other existing or future Indebtedness of the Company or any of its Subsidiaries.

(d) No Consents. Neither the Company nor any Subsidiary Guarantor or other Affiliates is required to obtain any Consent in connection with execution, delivery or performance of this Amendment, the Term E Note or any other Amendment Document or the issuance, sale and delivery of the Term E Note, or for the purpose of maintaining in full force and effect any Licenses and Permits of the Company or any such Subsidiary Guarantor, from (a) any Governmental Authority, (b) any trustee, Credit Enhancer, rating agency or other party to any Securitization Transaction in connection with the execution and delivery of this Amendment or any Related Agreement or (c) any other Person, except where the failure to obtain such consent or maintain any such License or Permit, as the case may be, could not have a Material Adverse Effect.

(e) Representations and Warranties. After giving effect to the amendments to the Disclosure Schedules attached as Exhibit B to this Amendment, (i) each of the representations and warranties of the Company contained in this Amendment, the Securities Purchase Agreement, as amended by this Amendment, and each of the Related Agreements to which it is a party (including the Collateral Documents) that is qualified by materiality is true and correct in all respects and (ii) each of the representations and warranties of the Company contained in this Amendment, the Securities Purchase Agreement, as amended by this Amendment, and each of the Related Agreements to which it is a party (including the Collateral Documents) that is not qualified by materiality is true and correct in all material respects.

(f) No Default. No Default or Event of Default has occurred and is continuing or would result from the execution, delivery or performance of this Amendment or any other Amendment Document, the issuance, sale or delivery of the Term E Note or the consummation of the other transactions contemplated hereby or thereby.

(g) Collateral Security. The Liens granted in favor of the Purchaser under the Collateral Documents constitute valid, enforceable and continuing first priority, perfected security interests and liens in, on and to all Collateral and secure the payment and performance in full of all Obligations, including all Indebtedness and other Obligations under the Term B Note, the Term D Note and the Term E Note.

(h) PENS. All outstanding principal, accrued and unpaid interest and other amounts owing under or with respect to the PENS was finally and indefeasibly paid in full on April 15, 2004.

(i) Page Funding LLC. The Company formed Page Funding LLC, a Delaware limited liability company (“Page”), as a direct Subsidiary and a Special Purpose Entity for the sole purpose of effectuating the Company’s next Warehouse Financing Transaction. The Company expects to consummate its next Warehouse Financing Transaction on or before June 21, 2004. It is understood and agreed by the Company that if the Company’s next Warehouse Financing Transaction is not consummated on or before such date, the Company shall, with respect to Page, perform all of its obligations under Section 7.16 of the Securities Purchase Agreement as if Page were not a Special Purpose Entity (including, without limitation, causing Page to become a Subsidiary Guarantor and pledging all of the shares of Capital Stock of Page to secure the Obligations). The Company covenants and agrees not to transfer any assets to Page, or permit Page to conduct any activity, other than in connection with the terms of the Company’s next Warehouse Financing Transaction.

(j) Disclosure Schedules. On the Third Amendment Date of Effectiveness, the information contained in the Disclosure Schedules attached as Exhibit B to this Amendment will be true and correct in all material respects.

6. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

(a) The Purchaser is acquiring the Term E Note for its own account, for investment purposes, and not with a view to or for sale in connection with any distribution thereof in violation of federal or applicable state securities laws. The Purchaser understands that Term E Note has not been registered under the Securities Act or registered or qualified under any state securities law in reliance upon specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein; and

(b) The Purchaser is an “accredited investor” (as such term is defined in Rule 501 of Regulation D under the Securities Act). By reason of its business and financial experience, the Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Term E Note, has the capacity to protect its own interests and is able to bear the economic risk of such investment.

7. Post-Closing Covenants.

(a) Certification of Stanwich Payment Conditions. Pursuant to Section 8.6 of the Securities Purchase Agreement, the Purchaser hereby requests that the Company certify to the Purchaser in writing, prior to making any payments to Stanwich pursuant to clauses (i) or (ii) of such Section, that each of the Stanwich Payment Conditions have been fully satisfied.

(b) Control Agreements. On or prior to June 30, 2004, the Company and 71270 Corp. shall deliver to the Purchaser a Control Agreement, duly executed by 71270 Corp. and Bank of the West, with respect to each deposit, securities or other account listed below (which accounts are set forth as Nos. 155 through 157 on updated Schedule 3.34 (Depository Accounts; Control Agreements)). In addition, until a Control Agreement is delivered to the Purchaser with respect to each such account, neither the Company nor 71270 Corp. shall permit the average daily cash account balance in any such account (as reported on the monthly bank statements) to exceed $25,000 at any time.

Account Holder	Financial Institution	Account No.	Account Reference
71270 Corp.	Bank of the West 4400 MacArthur Blvd. Newport Beach, CA	748010733	71270 Corp. Concentration

71270 Corp.	Bank of the West 4400 MacArthur Blvd. Newport Beach, CA	748010717	71270 Corp. Operating

71270 Corp.	Bank of the West 4400 MacArthur Blvd. Newport Beach, CA	748010725	71270 Corp. Account

(c) Sterling National Bank. On or prior to September 30, 2004, the Company shall deliver to the Purchaser a file-stamped copy of a UCC termination statement terminating UCC-1 Financing Statement No. 000104 7815, naming PC Acceptance.com, Inc. as debtor and Sterling National Bank as secured party, filed in the State of Virginia.

8. Confirmation; Full Force and Effect. The amendments set forth in Sections 2 and 3 above shall amend the Securities Purchase Agreement on and as of the Third Amendment Date of Effectiveness, and the Securities Purchase Agreement shall otherwise remain in full force and effect, as amended thereby, from and after the Third Amendment Date of Effectiveness in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, as amended hereby, the Notes (including the Term B Note, the Term D Note and the Term E Note), the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and each of the other Related Agreements, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder.

9. No Other Amendments. This Amendment is being delivered without prejudice to the rights, remedies or powers of the Purchaser in connection with or under the Securities Purchase Agreement, the Notes, the Collateral Documents and the other Related Agreements, Applicable Laws or otherwise and, except as expressly provided in Sections 2 and 3 above, shall not constitute or be deemed to constitute an amendment or other modification of, or a supplement to, the Securities Purchase Agreement or any Related Agreement. In addition, nothing contained in this Amendment is intended to limit or impair any right, power or remedy of the Purchaser under the Securities Purchase Agreement or any Related Agreement or shall be construed as a waiver of any breach, violation, Default or Events of Default, whether past, present or future, under the Securities Purchase Agreement or any Related Agreement, or a forbearance by the Purchaser of any of its rights, remedies or powers against the Company or the Collateral. The Purchaser hereby expressly reserves all of its rights, powers and remedies under or in connection with the Securities Purchase Agreement, the Notes, the Collateral Documents and the Related Agreements, whether at law or in equity, including, without limitation, the right to declare all Obligations to be due and payable.

10. Miscellaneous Provisions.

(a) Entire Agreement; Successors and Assigns. This Amendment constitutes the entire understanding and agreement with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the parties and their respective successors and permitted assigns.

(b) Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF).

(c) Counterparts. This Amendment may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY

CONSUMER PORTFOLIO SERVICES, INC., a California corporation

By:
Charles E. Bradley, Jr. President and Chief Executive Officer

By:
Robert E. Riedl Senior Vice President and Chief Financial Officer

PURCHASER

LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

On behalf of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

By:
Steven E. Hartman Vice President

ACKNOWLEDGMENT, CONSENT AND AFFIRMATION

OF SUBSIDIARY GUARANTY

The undersigned Subsidiary Guarantors hereby acknowledge that each has read the foregoing Third Amendment to Third Amended and Restated Securities Purchase Agreement and consents to its terms, including the issuance, sale and delivery of the Term E Note to the Purchaser. Further, each of the undersigned Subsidiary Guarantors hereby (a) confirms that it is a party to the Subsidiary Guaranty and that, among other things, the payment and performance of the Term E Note and all other Notes are guarantied by it under the Subsidiary Guaranty in accordance with its terms, (b) ratifies, approves and reaffirms in all respects the terms and other provisions of, and its obligations under, the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party or which it has consented to or acknowledged and (c) confirms that the Subsidiary Guaranty, the Collateral Documents and the other Related Agreements to which it is a party remain in full force and effect in accordance with their respective terms.

SUBSIDIARY GUARANTORS

CPS LEASING, INC., a Delaware corporation

CPS MARKETING, INC., a California corporation

MFN FINANCIAL CORPORATION, a Delaware corporation

MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

MFC FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

GULFCO INVESTMENT, INC., a Louisiana corporation

GULFCO FINANCE COMPANY, a Louisiana corporation

MIDLAND FINANCE CO., an Illinois corporation

MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

TFC ENTERPRISES, INC., a Delaware corporation (the surviving corporation of the TFC Merger)

THE FINANCE COMPANY, a Virginia corporation

FIRST COMMUNITY FINANCE, INC., a Virginia corporation

RECOVERIES, INC., a Virginia corporation

PC ACCEPTANCE.COM, INC., a Virginia corporation

THE INSURANCE AGENCY, INC., a Virginia corporation

71270 CORP., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title: